UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2008

THE FIRST AMERICAN

CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 10, 2008, the United States District Court for the Central District of California (the “Court”), entered an order providing for notice in connection with two shareholder derivative actions pertaining to The First American Corporation’s (the “Company’s”) prior stock option granting practices, Young v. Kennedy, et al., Case No. SACV06-1230 JVS (RNBx) and Larson v. Kennedy, et al., Case No. SACV07-134 JVS(ANx). The Court, on September 30, 2008, preliminarily approved of a settlement of these suits and has set a hearing date for final approval of the settlement on December 22, 2008 at 1:30 p.m.

As required by the Court’s order, a copy of the Notice of Proposed Settlement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The notice can also be viewed on the Company’s website at www.firstam.com/investors/notice.pdf, along with a copy of the related Stipulation of Settlement, which is available at www.firstam.com/investors/stipulation.pdf.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Derivative Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: October 14, 2008	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio
Title: Senior Vice President, General Counsel